UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 15, 2005

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 236-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

             On August 15, 2005, Hudson United Bancorp (the “Company”) entered into letter agreements (the “Agreements”) with Kenneth T. Neilson, Thomas R Nelson, James Mayo, James W Nall and Thomas Shara Jr. (the “Executives”) pursuant to which the Executives were granted the ability to continue their medical benefits under the group health plan maintained by the Company upon a termination of employment with the Company in return for the Executive’s assumption of responsibility for payments of the cost of such continued coverage.

             The foregoing summary of the Letter Agreements is qualified in its entirety by reference to the Letter Agreements, which are attached as Exhibits to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits

10.1	Medical Benefits Letter Agreement dated August 15, 2005 between the Company and Kenneth T. Neilson

10.2	Medical Benefits Letter Agreement dated August 15, 2005 between the Company and Thomas R Nelson

10.3	Medical Benefits Letter Agreement dated August 15, 2005 between the Company and James Mayo

10.4	Medical Benefits Letter Agreement dated August 15, 2005 between the Company and James W Nall

10.5	Medical Benefits Letter Agreement dated August 15, 2005 between the Company and Thomas Shara Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2005		HUDSON UNITED BANCORP

	By:	/s/ James W. Nall

James W. Nall Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Medical Benefits Letter Agreement dated August 15, 2005 between the
Company and Kenneth T. Neilson

10.2	Medical Benefits Letter Agreement dated August 15, 2005 between the
Company and Thomas R Nelson

10.3	Medical Benefits Letter Agreement dated August 15, 2005 between the
Company and James Mayo

10.4	Medical Benefits Letter Agreement dated August 15, 2005 between the
Company and James W Nall

10.5	Medical Benefits Letter Agreement dated August 15, 2005 between the
Company and Thomas Shara Jr.